As filed with the Securities and Exchange Commission on July 9, 2009
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RED LION HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	91-1032187 (I.R.S. Employer Identification No.)
201 W. North River Drive, Suite 100
Spokane, Washington 99201
(509) 459-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Red Lion Hotels Corporation
2006 Stock Incentive Plan

Thomas L. McKeirnan
Senior Vice President and General Counsel
201 W. North River Drive, Suite 100
Spokane, Washington 99201
(509) 459-6100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to Be Registered	Registered (1)	Offering Price (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock	1,000,000 shares	$4.565	$4,565,000	$254.73
Preferred Stock Purchase Rights (3)	1,000,000 rights

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the 2006 Stock Incentive Plan, as amended (the “Plan”), as a result of the adjustment provisions therein, by reason of any stock dividend, stock split or similar transaction.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act based on an offering price of $4.565 per share (the average of the high and low sale prices reported by the New York Stock Exchange on July 2, 2009) for the shares issuable pursuant to the Plan.

(3)	Preferred Stock Purchase Rights are initially attached to and trade with shares of Common Stock. The value attributable to such rights, if any, is reflected in the market price for shares of Common Stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,000,000 shares of common stock of Red Lion Hotels Corporation that may be offered and sold under the Red Lion Hotels Corporation 2006 Stock Incentive Plan, as amended (the “Plan”). The Registrant’s shareholders approved the addition of these shares to the Plan at the Registrant’s annual meeting on May 21, 2009.
     The contents of the Company’s previously filed Registration Statement on Form S-8 relating to the Plan (Registration No. 333-135561) filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2006, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.
Item 1. Plan Information. *
Item 2. Registrant Information and Employee Plan Annual Information. *

*	As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act.

1

PART II
INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
          The following documents are incorporated in this Registration Statement by reference:
     1. The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008;
     2. The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;
     3. The Registrant’s Proxy Statement submitted to shareholders in connection with the Registrant’s 2009 Annual Meeting of Shareholders;
     4. The Registrant’s Current Reports on Form 8-K filed with the Commission on January 27, 2009, February 12, 2009, May 7, 2009 and May 22, 2009;
     5. The description of the Registrant’s Common Stock contained in the Registration Statement on Form S-1/A filed with the Commission on March 10, 1998 (File No. 001-13957), including any amendment or reports filed for the purpose of updating that description; and
     6. The description of the Registrant’s Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on January 27, 2009.
          All documents filed by the Registrant with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.
          Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
          The following documents are filed as part of this registration statement or incorporated by reference herein:

Exhibit
Number	Description

4.1(1)	Specimen Common Stock Certificate

4.2(2)	Rights Agreement dated January 26, 2009 between Red Lion Hotels Corporation and American Stock Transfer and Trust Company, as Rights Agent

4.3(3)	Certificate of Trust of Red Lion Hotels Capital Trust

4.4(3)	Declaration of Trust of Red Lion Hotels Capital Trust

4.5(4)	Amended and Restated Declaration of Trust of Red Lion Hotels Capital Trust

4.6(4)	Indenture for 9.5% Junior Subordinated Debentures Due February 24, 2044

4.7(4)	Form of Certificate for 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) of Red Lion Hotels Capital Trust (included in Exhibit 4.5 as Exhibit A-1)

4.8(4)	Form of 9.5% Junior Subordinated Debenture Due February 24, 2044 (included in Exhibit 4.6 as Exhibit A)

4.9(4)	Trust Preferred Securities Guarantee Agreement dated February 24, 2004

4.10(4)	Trust Common Securities Guarantee Agreement dated February 24, 2004

5	Opinion of Riddell Williams P.S.

23.1	Consent of Riddell Williams P.S. (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Powers of Attorney (included on signature page)

99.1(5)	Red Lion Hotels Corporation 2006 Stock Incentive Plan

99.2(6)	First Amendment to Red Lion Hotels Corporation 2006 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form S-3/A filed by the Registrant on May 15, 2006.

(2)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form 8-K filed by the Registrant on January 27, 2009.

(3)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form S-1 filed by the Registrant on November 4, 2003.

(4)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form 8-K filed by the Registrant on March 19, 2004.

(5)	Previously filed with the Securities and Exchange Commission as an appendix to the Schedule 14A filed by the Registrant on April 20, 2006.

(6)	Previously filed with the Securities and Exchange Commission as an appendix to the Schedule 14A filed by the Registrant on April 22, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on July 9, 2009.

RED LION HOTELS CORPORATION
By:	/s/ Anupam Narayan
Anupam Narayan
President and Chief Executive Officer

POWER OF ATTORNEY
          Each person whose signature appears below hereby constitutes and appoints Anupam Narayan and Anthony F. Dombrowik, and each of them severally, such person’s true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Anupam Narayan Anupam Narayan	President, Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2009

/s/ Anthony F. Dombrowik Anthony F. Dombrowik	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	July 9, 2009

/s/ Donald K. Barbieri Donald K. Barbieri	Chairman of the Board of Directors	July 9, 2009

/s/ Richard L. Barbieri Richard L. Barbieri	Director	July 9, 2009

Signature	Title	Date

/s/ Ryland P. Davis Ryland P. Davis	Director	July 9, 2009

/s/ Jon E. Eliassen Jon E. Eliassen	Director	July 9, 2009

/s/ Peter F. Stanton Peter F. Stanton	Director	July 9, 2009

/s/ Ronald R. Taylor Ronald R. Taylor	Director	July 9, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1(1)	Specimen Common Stock Certificate

4.2(2)	Rights Agreement dated January 26, 2009 between Red Lion Hotels Corporation and American Stock Transfer and Trust Company, as Rights Agent

4.3(3)	Certificate of Trust of Red Lion Hotels Capital Trust

4.4(3)	Declaration of Trust of Red Lion Hotels Capital Trust

4.5(4)	Amended and Restated Declaration of Trust of Red Lion Hotels Capital Trust

4.6(4)	Indenture for 9.5% Junior Subordinated Debentures Due February 24, 2044

4.7(4)	Form of Certificate for 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) of Red Lion Hotels Capital Trust (included in Exhibit 4.5 as Exhibit A-1)

4.8(4)	Form of 9.5% Junior Subordinated Debenture Due February 24, 2044 (included in Exhibit 4.6 as Exhibit A)

4.9(4)	Trust Preferred Securities Guarantee Agreement dated February 24, 2004

4.10(4)	Trust Common Securities Guarantee Agreement dated February 24, 2004

5	Opinion of Riddell Williams P.S.

23.1	Consent of Riddell Williams P.S. (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Powers of Attorney (included on signature page)

99.1(5)	Red Lion Hotels Corporation 2006 Stock Incentive Plan

99.2(6)	First Amendment to Red Lion Hotels Corporation 2006 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form S-3/A filed by the Registrant on May 15, 2006.

(2)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form 8-K filed by the Registrant on January 27, 2009.

(3)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form S-1 filed by the Registrant on November 4, 2003.

(4)	Previously filed with the Securities and Exchange Commission as an exhibit to the Form 8-K filed by the Registrant on March 19, 2004.

(5)	Previously filed with the Securities and Exchange Commission as an appendix to the Schedule 14A filed by the Registrant on April 20, 2006.

(6)	Previously filed with the Securities and Exchange Commission as an appendix to the Schedule 14A filed by the Registrant on April 22, 2009.